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                                                                      EXHIBIT 12

                         CERTIFICATE OF SOLE SHAREHOLDER

      Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury Global Balanced Fund, a series of Mercury Asset Management Funds, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                    FUND ASSET MANAGEMENT, LP


                                    By:  PRINCETON SERVICES, INC.
                                    GENERAL PARTNER

                                       By: /s/ TERRY GLENN
                                         -----------------

Dated: April 17, 1999

     Mercury Global Balanced Fund of Mercury Asset Management Funds, Inc.

---------------------------------------------------------------------------------------------
 Number of Class I       Number of Class A        Number of Class B        Number of Class C
     Shares                   Shares                    Shares                   Shares
---------------------------------------------------------------------------------------------
     2,500                    2,500                      2,500                    2,500
---------------------------------------------------------------------------------------------